EXHIBIT 4.1
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                            ON TECHNOLOGY CORPORATION

                  1995 DIRECTORS STOCK OPTION PLAN, AS AMENDED

                                  May 18, 1995

         ON Technology Corporation, hereinafter called the "Company," hereby adopts a stock option plan for eligible Directors of the Company pursuant to the following terms and provisions:

         1. Purpose of the Plan. The purpose of this plan, hereinafter called the "Plan," is to provide additional incentive to those Directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates and who have not received options to purchase shares of the Company's common stock, $.01 par value (the "Common Stock"), under any other option plan of the Company, by encouraging them to acquire a new or an additional share ownership in the Company, thus increasing their proprietary interest in the Company's business and providing them with an increased personal interest in the Company's continued success and progress. These objectives will be promoted through the grant of options to acquire shares of Common Stock of the Company pursuant to the terms of this Plan. Only those Directors who meet the qualifications stated above are eligible for and shall receive options under this Plan. Any Director who would otherwise be eligible to receive options under this Plan may decline the grant of such options by giving written notice to the Company, in which event no options will be granted to such declining Director.

         2. Compliance with Rule 16b-3. It is the Company's intention that this Plan and the options granted hereunder comply with Rule 16b-3 (Reg. ss.240.16b-3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that Plan participants remain disinterested persons for purposes of administering other employee benefit plans of the Company and having such other plans be exempt from Section 16(b) of the Exchange Act. Thus, if any Plan provision is later found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the Requirements of Rule 16b-3.

         3. Effective Date of the Plan. This Plan shall become effective upon adoption by the Board of Directors on May 18, 1995, subject to (i) approval by holders of a majority of the outstanding shares of voting capital stock of the Company and (ii) the effectiveness of the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission in connection with the initial public offering of the Company's Common Stock. In the event that the conditions set forth in clauses (i) and (ii) of this paragraph 2 have not occurred within twelve (12) months after the date this Plan is adopted by the Board of Directors, this Plan and the options granted hereunder shall be null and void.

         4. Shares Subject to the Plan. The shares to be issued upon the exercise of the options granted under this Plan shall be shares of the Common Stock of the Company. Either treasury or authorized and unissued shares of Common Stock, or both, as the Board of Directors shall from time to time determine, may be so issued. No shares of Common Stock which are subject of any lapsed, expired or terminated options may be made available for reoffering under this Plan. If an option granted under this Plan is exercised pursuant to the terms and conditions of subsection 5(b), any shares of Common Stock which are the subject thereof shall not thereafter be available for reoffering under this Plan.

         Subject to the provisions of the next succeeding paragraph of this
Section 3, the aggregate number of shares of Common Stock for which options may be granted under this Plan shall be one hundred thousand (100,000) shares of Common Stock, which number of shares reflects the 1-for-6 reverse stock split to be effected by the Company on or about May 18, 1995, the same date that this Plan shall become effective.

         In the event that subsequent to the date of adoption of this Plan by the Board of Directors the Common Stock should, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, then (i) there shall automatically be substituted for each share subject to an unexercised option (in whole or in part) granted under this Plan, each share available for additional grants of options under this Plan and each share made available for grant to each eligible Director pursuant to Section 4 hereof, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be changed or for which each such share shall be exchanged,
(ii) the option price per share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Board shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of option rights. Any such adjustment may provide for the elimination of fractional shares.

         5. Grant of Options. Subject to the terms of this Plan, options shall be granted to each eligible Director for the purchase of Ten Thousand (10,000) shares of Common Stock by each such Director at an option price per share equal to the fair market value of a share of Common Stock of the Company on the date said options are granted. The date of grant of each such option shall be the later of (i) the date that an eligible Director is elected and qualified as a director of the Company or (ii) the effectiveness of the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission in connection with the initial public offering of the Company's Common Stock. Each such option granted shall be exercisable for a period of ten (10) years from the date of grant. Options granted under this Plan will be exercisable in twelve
(12) equal quarterly installments with the first quarterly installment exercisable on the date of grant and the eleven (11) quarterly installments thereafter exercisable on the last day of each fiscal quarter of the Company commencing with the first full fiscal quarter after the date of grant. On or after the third anniversary of the date of grant of an option under this Plan, such option will be exercisable in full.

         Notwithstanding any provision set forth herein to the contrary, if the Class I Director(s) of the Company elected in May 1995 are not reelected at the next annual meeting of stockholders following December 31, 1995, options granted pursuant to the Plan to such initial Class I Director(s) shall be exercisable for one-third of the total number of shares of Common Stock subject to the option; and further provided that if the Class II Director(s) of the Company elected in May 1995 are not reelected at the next annual meeting of stockholders following December 31, 1996, options granted pursuant to the Plan to such initial Class II Director(s) shall be exercisable for two-thirds of the total number of shares of Common Stock subject to the option.

         6.   Option Provisions.

         (a) Limitation on Exercise and Transfer of Options. Only the Director to whom the option is granted may exercise the same except where a guardian or other legal representative has been duly appointed for such Director and except as otherwise provided in the case of such Director's death. No option granted hereunder shall be transferable otherwise than by the Last Will and Testament of the Director to whom it is granted or, if the Director dies intestate, by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended) or Title I of the Employee Retirement Income Security Act, or the rules thereunder. No option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

         (b) Exercise of Option. Each option granted hereunder may be exercised in whole or in part (to the maximum extent then exercisable) from time to time during the option period, but this right of exercise shall be limited to whole shares. Options shall be exercised by the optionee giving written notice to the Secretary of the Company at its principal business office, by certified mail, return receipt requested, of intention to exercise the same and the number of shares with respect to which the Option is being exercised (the "Notice of Exercise of Option") accompanied by full payment of the purchase price in cash or, with the consent of the Board, in whole or in part in Common Stock having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made. Such Notice of Exercise of Option shall be deemed delivered upon deposit into the mails.

         (c) Termination of Directorship. Subject to the provisions of the second paragraph of Section 4 herein, if the optionee ceases to be a Director of the Company, his or her option shall terminate three (3) months after the effective date of termination of his or her directorship and neither he nor she nor any other person shall have any right after such date to exercise all or any part of such option. If the termination of the directorship is due to death, then the option may be exercised within twelve (12) months after the optionee's death by the optionee's estate or by the person designated in the optionee's Last Will and Testament or to whom transferred by the applicable laws of descent and distribution (the "Personal Representative"). Notwithstanding the foregoing, in no event shall any option be exercisable after the expiration of the option period and not to any greater extent than the optionee would have been entitled to exercise the option at the time of death.

         (d) Acceleration of Exercise of Options in Certain Events. Notwithstanding anything in the foregoing to the contrary, in the event of a "change in control" the eligible Director shall have the immediate right and option (notwithstanding the provisions to paragraph 4 hereof) to exercise the option with respect to all Common Stock covered by the option, which exercise, if made, shall be irrevocable. The term "change in control" shall include, but not be limited to: (i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's common shares of any class or any securities convertible into such common shares; (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the Company's shares of capital stock calculated as provided in paragraph (d) of said Rule 13d-3; (iii) the date of approval by shareholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of shares of all classes of the Company's capital stock immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by shareholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or
(v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company.

         (e) Holding Period. Shares of Common Stock obtained upon the exercise of any option granted under the Plan may not be sold by persons subject to
Section 16 of the Exchange Act until six months after the date the option was granted.

         (f) Option Agreements. As a condition to the grant of an option under this Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be specified by the Board of Directors.

         7. Investment Representation; Approvals and Listing. The options to be granted hereunder shall be further conditioned upon receipt of the following investment representation from the optionee:

              "I further agree that any Common Stock of ON Technology Corporation which I may acquire by virtue of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the said Common Stock subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event there is presented to ON Technology Corporation an opinion of counsel satisfactory to ON Technology Corporation to the effect that the offer or sale of the Common Stock subject to this option may be lawfully made without registration of the said Common Stock under the Securities Act of 1933, as amended."

The Company shall not be required to issue any certificate or certificates for Common Stock upon the exercise of an option granted under this Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Common Stock to listing on any national securities exchange on which the Common Stock may be listed, (iii) the completion of any registration or other qualification of the Common Stock under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable or the determination of the Company, in its sole discretion, that any registration or other qualification of the Common Stock is not necessary or advisable and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Company, in its sole discretion, shall determine to be adequate.

         8. General Provisions. For all purposes of this Plan the fair market value of a Common Share shall be determined as follows: so long as the Common Stock of the Company are listed upon an established stock exchange or exchanges such fair market value shall be determined to be the highest closing price of such Common Stock on such stock exchange or exchanges on the day the option is granted (or the date the Common Stock are tendered as payment, in the case of determining fair market value for that purpose) or if no sale of such Common Stock shall have been made on any stock exchange on that day, then on the closest preceding day on which there was a sale of such Common Stock; and during any period of time as such Common Stock are not listed upon an established stock exchange the fair market value per share shall be the mean between dealer "Bid" and "Ask" prices of such Common Stock in the over-the-counter market on the day the option is granted (or the day the Common Stock are tendered as payment, in the case of determining fair market value for that purpose), as reported by the National Association of Securities Dealers, Inc.

         The liability of the Company under this Plan and any distribution of Common Stock made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of this Plan shall be construed to impose any liability on the Company in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with this Plan, including, but not limited to, any liability to any Federal, state, or local tax authority and/or any securities regulatory authority.

         Nothing in this Plan or in any option agreement shall confer upon any optionee any right to continue as a Director of the Company, or to be entitled to any remuneration or benefits not set forth in this Plan or such option.

         Nothing contained in this Plan or in any option agreement shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of an option until such time as Common Stock are actually issued to such optionee pursuant to the exercise of an option.

         This Plan may be assumed by the successors and assigns of the Company.

         This Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

         The cash proceeds received by the Company from the issuance of Common Stock pursuant to this Plan will be used for general corporate purposes or in such other manner as the Board of Directors deems appropriate.

         The expense of administering this Plan shall be borne by the Company.

         The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Plan.

         9. Termination of the Plan. This Plan shall terminate ten (10) years from the date of the effectiveness of the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission in connection with the initial public offering of the Company's Common Stock and thereafter no options shall be granted hereunder. All options outstanding at the time of termination of this Plan shall continue in full force and effect in accordance with and subject to their terms and the terms and conditions of this Plan.

         10. Taxes. Appropriate provisions shall be made for all taxes required to be withheld and/or paid in connection with the Options or the exercise thereof, and the transfer of shares of Common Stock pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether federal, state, or local and whether domestic or foreign.

         11. Changes in Governing Rules and Regulations. All references herein to the Internal Revenue Code of 1986, as amended, or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

                                            Adopted by the Board of Directors on

                                            May 18, 1995

                 AMENDMENTS TO 1995 DIRECTORS STOCK OPTION PLAN



Amendments adopted by the Board of Directors on March 5, 1999 and approved by the Shareholders on April 30, 1999.

1. The reference to "one hundred thousand (100,000)" in paragraph 2 of Section 4 (which is captioned "Shares Subject to the Plan") be and hereby is deleted and "two hundred thousand (200,000)" is substituted in lieu thereof.

2. The second sentence of the first paragraph of Section 5 (which is captioned "Grant of Options") is deleted in its entirety and the following be and hereby is inserted in lieu thereof:

     "The date of grant of each such option shall be the date on which an eligible Director is elected (or re-elected) and qualified as a director of the Company and, provided the individual continues to serve as a Director of the Company on the annual anniversary of his or her election (or re-election) each annual anniversary thereafter during such eligible Director's three-year term."

3. The fourth sentence of the first paragraph of Section 5 (which is captioned "Grant of Options") is deleted in its entirety and the following be and hereby is inserted in lieu thereof:

     "Options granted under this Plan will be exercisable in four (4) quarterly installments with the first quarterly installment exercisable on the date of grant and the three (3) quarterly installments thereafter exercisable on the last day of each fiscal quarter of the Company commencing with the first full fiscal quarter after the date of grant. Such option shall be exercisable in full on and after the first anniversary thereof."

4. The phrase in the first sentence of Section 1 that reads "and who have not received options to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock")," is hereby deleted in its entirety.

5. The phrase "Common Stock" in the second sentence of Section 1 is deleted and "the common stock of the Company, $.01 par value (the "Common Stock")," is inserted in lieu thereof.

Amendment adopted by the Board of Directors on April 28, 2000.

     The second sentence of the first paragraph of Section 5 (which is captioned "Grant of Options") is deleted in its entirety and the following be and hereby is inserted in lieu thereof:

     "The date of grant of each such option shall be the date on which an eligible Director is elected (or re-elected) and qualified as a director of the Company and, provided, the individual continues to serve as a Director of the Company on the date of the next annual meeting of the Board of Directors annual anniversary following his or her election (or re-election) the date of each annual meeting thereafter during such eligible Director's three-year term; provided that a Director who is elected at any time other than the date of an annual meeting of the Board of Directors shall receive a pro-rata option grant for year one based upon the number of months remaining in the period prior to such annual meeting."

Amendment adopted by the Board of Directors on November 5, 2001.

         In Section 4, which is captioned "Shares Subject to the Plan", the third sentence of the first paragraph which currently reads "No shares of Common Stock which are subject of any lapsed, expired or terminated options may be made available for reoffering under this Plan." is hereby deleted and the following substituted in lieu thereof:

         "The shares of Common Stock which are the subject of any lapsed, expired or terminated options may be made available for reoffering under this Plan."